CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made effective November 1, 2025 (the “Effective Date”), by and between SeaStar Medical Holding Corporation, a Delaware corporation (“Company”), and Michael Hollan Messinger (“Contractor”).

WHEREAS, the Company develops medical technology focused on addressing inflammation on vital organs through extracorporeal therapies;

WHEREAS, Contractor provides fractional chief financial officer services as an independent contractor; and

WHEREAS, the Company desires to engage Contractor, and Contractor desires to be engaged by the Company, to provide fractional chief financial officer services to the Company as an independent contractor of the Company pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties, intending to be legally bound, hereby agree as follows:

1.                      Engagement.

(a) Services. For the term of this Agreement, the Company engages Contractor, and Contractor accepts the engagement, to provide to the Company the services set forth on Exhibit A (the “Services”). Contractor’s primary contact at the Company will be the individual identified on Exhibit A (the “Company Contact”). In providing the Services, Contractor shall (i) comply with applicable law and all policies and procedures of the Company, (ii) promptly respond to any inquiries or other requests by or on behalf of the Company, and (iii) promptly provide any requested documents, forms, or other information requested by or on behalf of the Company. Contractor may provide services substantially similar to the Services, whether on behalf of himself or for other persons and clients, so long as such other services do not interfere with Contractor’s ability to perform the Services under this Agreement. Except as modified by Exhibit A, Contractor shall devote such time, attention, and effort to the performance of the Services as may be reasonably necessary to fulfill the Contractor’s obligations under this Agreement. Contractor shall remain solely responsible for determining the method, manner, and schedule of performing the Services, subject to the timely completion of all deliverables and the reasonable business needs of the Company.

(b) Standard of Care. The Services shall be performed in a good and workmanlike manner but in no event less than reasonable care.

(c) Compensation. As compensation for the Services, the Company shall pay Contractor as set forth on Exhibit A.

(d) Reimbursement of Expenses. The Company shall also pay, or reimburse Contractor for, any reasonable and necessary out-of-pocket expenses incurred by Contractor in providing the Services, so long as the expenses have been approved by the Company Contact. All reimbursement of eligible expenses shall be made by the Company within 30 days after the Company’s receipt of appropriate evidence of expenditures and other information regarding the nature of the expenditures in order for the Company to maintain sufficient records for federal income tax purposes.

2.                      Term and Termination.

(a) Term. The term of this Agreement shall commence on the Effective Date and continue for a period of one year, unless terminated according to any of the following:

i. Mutual Termination. The parties may mutually terminate this Agreement at any time by a writing referencing this Agreement that is signed by both parties.

ii. Unilateral Termination for Convenience. Either party may terminate this Agreement, for any reason or no reason whatsoever, upon written notice to the other party at least thirty (30) days prior to the effective date of termination.

(b) Effect of Termination. Upon termination of this Agreement: (i) the Company’s obligation to compensate Contractor shall cease immediately, except with respect to the compensation earned by Contractor, on a pro-rata basis for each month, or partial month, worked prior to date of the termination; (ii) Contractor shall either delete, destroy or deliver promptly to the Company all records and documents or copies thereof that relate in any way to the Services or the business of the Company, including, without limitation, any Protected Information, Intellectual Property, and Records that are in Contractor’s possession or under Contractor’s control at the time of termination; and (iii) the provisions set forth in Sections 3 through 7 and Section 8 shall survive termination of this Agreement as provided therein.

    3.                       Protected Information.

(a) Definition. For purposes of this Agreement, “Protected Information” means: (i) all proprietary information of Company; (ii) all information marked or designated by Company as confidential; (iii) all information, whether or not in written or other tangible form and whether or not designated as confidential, which is treated by Company as confidential; and (iv) all information provided to Company by third parties which Company is obligated to keep confidential. Without limiting the foregoing, Protected Information includes inventions, discoveries, trade secrets, ideas, drawings, specifications, techniques, models, data, scans, customer measurements and other data, programs, documentation, processes, know-how, customer lists, vendor lists, product plans, marketing plans and financial information.

Notwithstanding the previous paragraph, Protected Information shall exclude any information that: (i) is or becomes public knowledge through no act or failure to act on the part of Contractor; (ii) is furnished to Contractor by a third party without restriction on disclosure, where such third party obtained such information and the right to disclose it to Contractor without violation of any rights which Company may have in such information; or (iii) has been independently developed by Contractor (as evidenced by Contractor’s written records) without reference to or use of, in whole or in part, any Protected Information.

(b) Contractor’s Obligations. Without limiting in any way Contractor’s obligations under any non-disclosure, confidentiality or similar agreement previously entered into between Contractor and Company, if any, Contractor shall:

i. not disclose Protected Information, directly or indirectly, to any third person without the express written consent of Company;

ii. not use any Protected Information for any purpose other than for the purposes of performing Services hereunder;

iii. hold and maintain Protected Information in trust and confidence for the benefit of Company

iv. not copy, transmit, reproduce, summarize, quote or make any commercial or other use of any Protected Information except for the purposes of performing Services hereunder; and

v. inform all persons having access to Protected Information of the confidential nature thereof and of Contractor’s obligations hereunder, and shall take reasonable precautions and such other actions as may be necessary to insure that there is no use or disclosure of Protected Information in violation of this Agreement.

(c) Survival. All confidential and nonuse obligations contained in this Section 3 with respect to any particular Protected Information shall continue following the termination of this Agreement.

(d) Company Property. All Protected Information shall remain the sole property of Company. Upon the termination of this Agreement or at any other time requested by Company, Contractor will promptly return and deliver all Protected Information to Company.

(e) No Rights. Nothing contained in this Agreement shall be construed as granting to or conferring upon the Contractor any right, title, or license, in any Protected Information, patent, trademark, copyright or any other intellectual property that is now or subsequently owned by Company.

    4.                      Intellectual Property.

(a) Contractor agrees and acknowledges that during the term, Contractor may generate ideas, inventions, suggestions, works of authorship or other information or materials (“Intellectual Property”). All Intellectual Property that Contractor generates during the term in connection with Contractor’s performance of the Services, whether alone or in collaboration with others, will be deemed “Subject Intellectual Property” for purposes of this Agreement. The tangible work product created during the Consulting Period in connection with Contractor’s performance of services hereunder will be Subject Intellectual Property. The ideas and concepts incorporated in that tangible work product will also be Subject Intellectual Property. Prior to the Effective Date, Contractor may have generated or had access to Intellectual Property that is related or similar to the business, products or technology of the Company. However, any Intellectual Property that Contractor generates or discloses in connection with Contractor’s performance of Services will be deemed Subject Intellectual Property unless Contractor specifically identifies, in writing to the Company, that Intellectual Property as previously generated or accessed by Contractor.

(b) During the term, Contractor agrees to promptly disclose or otherwise make available to the Company any information about Subject Intellectual Property that the Company requests. Contractor will also keep notes, data and records (collectively, “Records”) of all Subject Intellectual Property, in the manner and form provided in the Company policies and procedures, or as otherwise requested by the Company. All Records will be deemed Subject Intellectual Property, and Contractor shall promptly provide all Records to the Company upon termination or expiration of this Agreement, or such earlier time as the Company requests.

(c) Contractor agrees and acknowledges that all original works of authorship made by Contractor or in collaboration with others within the scope of Contractor’s performance of Services and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101, et seq.). If such laws are inapplicable or in the event that such works, or any part thereof, are determined by the Copyright Office or a court of competent jurisdiction not to be “works made for hire,” then Contractor shall assign to the Company all right, title and interest in such original works of authorship as such assignment is further described in this Section 3. Contractor assigns to the Company all right title and interest in all Subject Intellectual Property. During the term of this Agreement and thereafter: (1) Contractor will execute any additional documents reasonably requested by the Company to evidence or give effect to that assignment; and (2) Contractor will render such additional assistance as the Company may reasonably request to perfect all such assignments and to protect such Subject Intellectual Property. At the Company’s option, such additional efforts will include the preparation and execution of the documents, in a form satisfactory to the Company, that are necessary to register any copyright, or to obtain patent protection in any patent office. The Company shall make reimbursements for reasonable costs if the Company requires Contractor’s assistance after termination or expiration of this Agreement.

5.                      Independent Contractor. Contractor and Company agree that Contractor is an independent contractor to Company, that Contractor is not by this Agreement constituted or appointed the legal representative, agent, or employee of Company, and that Contractor does not have the right or authority to make any representation, warranty, guarantee, or commitment or assume, execute, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of Company, whether directly or indirectly. Contractor and Company agree that because Contractor is an independent contractor and not an employee of Company, Company will not withhold any sums payable under this Agreement in order to pay Federal or state taxes or F.I.C.A. payment obligations with respect to fees paid to Contractor under this Agreement, all of which obligations shall be the sole responsibility of Contractor. Similarly, Contractor is not covered and does not have the right to participate in any health, liability, disability, or other insurance policies of Company, or any other benefits that Company maintains for Company’s employees.

6.                      Indemnification. The Company shall defend, indemnify, and hold harmless Contractor, its affiliates, and their respective officers, directors, managers, shareholders, members, employees, and agent (collectively, the “Indemnified Party”) from and against any and all losses, costs, expenses, claims, damages, and liabilities (including, without limitation, attorneys’ fees and costs), to which the Indemnified Party may become subject (collectively, any “Indemnified Claim”) to the extent any such Indemnified Claim relates to or arises out of, Contractor’s performance of the Services, except to the extent any such Indemnified Claim is the result of Contractor’s violation of applicable law, gross negligence, fraud, intentional misconduct, or material breach of this Agreement. If the Company has, or later obtains, directors' and officers' (D&O) insurance, then the Company shall take all steps necessary to ensure Contractor is covered under such insurance as an officer of the Company.

7.                      Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, CONTRACTOR’S TOTAL LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE LIMITED TO THE TOTAL COMPENSATION PAID BY COMPANY TO CONTRACTOR UNDER THIS AGREEMENT DURING THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, WARRANTY, OR ANY OTHER LEGAL THEORY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.                      Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Connecticut.

(b) Venue and Dispute Resolution. In the event any dispute arises out of or relating to this Agreement, the parties shall first attempt to settle the dispute by direct discussions. If the dispute cannot be settled by the parties by direct discussions, then the dispute shall be resolved as provided by law. Venue for any litigation, mediation, arbitration, or other form of dispute resolution shall be located in the state or federal courts in Denver County, Colorado and the parties hereby consent to the exclusive jurisdiction and venue of such courts for the resolution of any disputes arising out of or relating to this Agreement.

(c) Attorneys’ Fees. In the event that any action, suit, mediation, arbitration, or other legal or administrative proceeding is instituted or commenced by a party hereto against another party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing party.

(d) Notices. All notices and other communications are to be in writing, addressed to the last address known by the sender to be the address of the recipient, and may be delivered (i) in person, with the date of notice being the date of personal delivery, (ii) by United States Mail, postage prepaid for certified or registered mail, return receipt requested, with the date of notice being the date of the postmark on the return receipt, (iii) by e-mail, with written confirmation and the date of the notice being the date of the e-mail, or (iv) by recognized international courier service such as Federal Express, with the date of notice being the date of delivery as shown on the confirmation provided by the courier service.

(e) Severability. Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid provisions eliminated.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. In view of the personal nature of the Services, neither party shall have the right to assign or transfer any of the rights, obligations, or benefits under this Agreement without the prior written consent of the other party, which consent may be granted or withheld in such other party’s sole discretion.

(g) Entire Agreement. This Agreement, together with Exhibit A attached hereto (which is incorporated herein and made a part hereof by this reference), constitutes the entire and complete agreement among the parties and supersedes all prior memoranda, correspondence, conversations, and negotiations and all other oral, written or other agreements or understandings among the parties. There are no side agreements, confidential agreements, oral agreements, or understandings except as specifically stated in and disclosed in this Agreement.

(h) Amendments to Agreement. This Agreement (including Exhibit A) may only be changed, modified, amended, or rescinded in a writing signed by both parties.

(i) Limitations on Waiver. The waiver of any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement effective as of the Effective Date.

COMPANY:

SeaStar Medical Holding Corporation

By:  /s/ Eric Schlorff

Eric Schlorff

Chief Executive Officer

CONTRACTOR:

Michael Hollan Messinger

By:  /s/ Michael Messinger

Michael Hollan Messinger

EXHIBIT A

TO

CONSULTING AGREEMENT

Company:                                        SeaStar Medical Holding Corporation

Company Contact:                         Eric Schlorff

  Chief Executive Officer

  eric@seastarmed.com

  303-550-4483

Start Date:                                       November 1, 2025

Services:

With respect to SeaStar Medical Holding Corporation (the “Company”), Contractor will perform the services typically performed by a Chief Financial Officer of a medical technology company, including:

Build and foster relationships and work together with internal colleagues and external partners to enable, support and execute all of the following on an ongoing basis:

Operations:

●	Strategic partnering
●	Investor development and acquisition
●	Investment banking and equity research analyst relationships
●	Financing, options and other opportunities
●	Conferences, as mutually agreed upon
●	Budgets, forecasts, valuation models, as needed
●	Leadership, Board and related committee meetings
●	Strategic partner of leadership team
●	Other projects as identified by the leadership team

Compliance:

●	SEC filings
●	Nasdaq Listing Standards

Compensation:

Contractor shall be compensated a set amount of fifteen thousand dollars per month ($15,000.00) for the Services. Contractor shall invoice Company for all work performed in a given month by the tenth day of the following calendar month. The Company shall pay a deposit of fifteen thousand dollars ($15,000.00) within 10 days of Start Date (the “Deposit”), which shall be credited against the final invoice issued by Contractor under this Agreement. The Company shall pay all regular invoices on the last day of the month in which the applicable invoice was issued, provided it was issued timely as per this paragraph.